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                                                                    EXHIBIT 10.2

                            SIXTH AMENDMENT TO LEASE

     This SIXTH AMENDMENT TO LEASE dated as of September 28, 2001 (this "Amendment") between RCPI LANDMARK PROPERTIES, L.L.C., a Delaware limited liability company, having an office c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111 ("Landlord"), and LEVIN MANAGEMENT CO., INC., a Delaware corporation, having an office at One Rockefeller Plaza, New York, New York 10020 ("Tenant").

                              W I T N E S S E T H:

     WHEREAS, Landlord's predecessor-in-interest, Rockefeller Center Properties, and Tenant's predecessor-in-interest, John A. Levin & Co., Inc., entered into that certain Lease dated December 20, 1993, as amended by Supplemental Indenture, dated March 2, 1995 (the "Supplemental Indenture"), the First Amendment to Lease, dated June 23, 1997 (the "First Amendment"), the Second Amendment to Lease, dated as of January 22, 1998 (the "Second Amendment"), the Third Amendment to Lease dated as of December 31, 1998 ("the "Third Amendment"), the Fourth Amendment of Lease, dated July 18, 2000 (the "Fourth Amendment"), and the Fifth Amendment to Lease, dated as of May 14th, 2001 (the "Fifth Amendment"), in respect of Space 'D' on the 3rd floor (the "3rd Floor Premises"), Space 'A' on the 19th floor (the "19th Floor Premises"), Space 'A' on the 25th floor (the "25th Floor Premises"), the entire 4th Floor designated as Space 'A' (the "4th Floor Premises") and Space 'P' on the 22nd floor (the "Storage Space" and, together with the 3rd Floor Premises, the 19th Floor Premises, 25th Floor Premises and the 4th Floor Premises, collectively, the "Premises") of the building known as One Rockefeller Plaza, New York, New York (the "Building") (the above-mentioned lease, as heretofore amended by the Supplemental Indenture, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, is hereinafter called the "Original Lease").

     WHEREAS, Landlord and Tenant desire to modify the Original Lease to (i) provide for the leasing by Tenant of the entire eighteenth floor of the Building, designated as Space 'A', and being more particularly shown on Exhibit A attached hereto (the "18th Floor Premises") and (ii) otherwise modify the terms and conditions of the Original Lease, all as hereinafter set forth (the Original Lease, as modified by this Amendment, the "Lease").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

          1. Capitalized Terms. All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Original Lease.

          2. Lease of 18th Floor Premises. (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject and subordinate to the Qualified Encumbrances, the 18th Floor Premises for a term commencing on the later to occur of (i) November 1, 2001 and (ii) the date that Landlord delivers possession of the 18th Floor Premises to Tenant (the "18th Floor Premises Commencement Date") and ending on the 2001 Extended Expiration Date (as defined in the Fifth Amendment), or such earlier date upon which the term of the Lease may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, upon all of the terms and conditions of the Original Lease, as modified by this Amendment.

          (b) Landlord shall not be liable for failure to deliver possession of the 18th Floor Premises to Tenant on any specified date, and such failure shall not impair the validity of this Amendment. Landlord shall be deemed to have delivered possession of the 18th Floor Premises to Tenant upon the giving of notice by Landlord to Tenant stating that the entire 18th Floor Premises are vacant, broom-clean, free of all tenancies and occupants and available for Tenant's occupancy (subject to such notice being factually
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     correct). There shall be no postponement of the 18th Floor Premises
     Commencement Date for any delay in the delivery of possession of the 18th Floor Premises to Tenant that results from any Tenant Delay. The provisions of this Section 2(b) are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law or any successor Requirement.

          (c) Effective as of the 18th Floor Premises Commencement Date, Tenant shall lease the 18th Floor Premises upon all of the terms and conditions of the Original Lease, except as follows:

             (i) The fixed rent payable under the Lease with respect to the 18th Floor Premises shall be an amount equal to (A) $1,137,562.00 per annum ($94,796.83 per month) for the period commencing on the 18th Floor Premises Commencement Date (the "18th Floor Premises Rent Commencement Date") and ending on October 31, 2006,both dates inclusive; and (B) $1,217,672.00 per annum ($101,472.67 per month) for the period commencing on November 1, 2006 and ending on the 18th Floor Expiration Date, both dates inclusive.

             (ii) The 18th Floor Premises shall be deemed to consist of 16,022 rentable square feet for all purposes of the Lease.

             (iii) Tenant shall pay all additional rent payable pursuant to the Original Lease including Article Twenty-Four thereof, except with respect to the 18th Floor Premises only, (A) the clause "110% of" in
        Section 24.1 of the Original Lease shall be deemed to be deleted in both places in which it appears, (B) the clause "110% of" in Section 24.2(b) of the Original Lease shall be deemed to be deleted in both places in which it appears, (C) the term "Base Real Estate Taxes" shall mean the one-half of the sum of (1) the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2000 and ending on June 30, 2001 and (2) R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2001 and ending on June 30, 2002 (D) the term "Base COM" shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year beginning on January 1, 2001 and ending on December 31, 2001, and (E) the term "Tenant's Area" shall mean 16,022 rentable square feet.

             (iv) Tenant has inspected the 18th Floor Premises and agrees (A) to accept possession of the 18th Floor Premises in the "as is" condition existing on the 18th Floor Premises Commencement Date, (B) that neither Landlord nor Landlord's agents have made any representations or warranties with respect to the 18th Floor Premises or the Building except as expressly set forth herein, and (C) Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the 18th Floor Premises to prepare the 18th Floor Premises for Tenant's occupancy. Tenant's occupancy of any part of the 18th Floor Premises shall be conclusive evidence, as against Tenant, that (1) Tenant has accepted possession of the 18th Floor Premises in its then current condition, and (2) the 18th Floor Premises and the Building are in a good and satisfactory condition as required by this Amendment.

             (v) Tenant shall install or modify, as the case may be and to the extent necessary, as part of its initial Alterations of the 18th Floor Premises and thereafter maintain in good order and repair, a sprinkler system and fire-alarm and life-safety system serving the 18th Floor Premises. Such installation or modification and maintenance shall be performed by Tenant in accordance with the Lease, the rules and regulations and all Requirements. If the Fire Insurance Rating Organization or any Governmental Authority (as hereinafter defined) or any of Landlord's insurers requires or recommends any modifications or Alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire-alarm and life-safety system serving the Building or the 18th Floor Premises by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the 18th Floor Premises, Landlord (to the extent such modifications or Alterations are structural, affect any Building system or involve the performance of work outside the 18th Floor Premises), or Tenant (to the extent such modifications or Alterations are nonstructural, do not affect any Building system and do not involve the performance of work outside the 18th Floor Premises) shall make such modifications or Alterations, and supply such additional equipment, in either case at Tenant's expense.
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             (vi) Except as provided in this Amendment, all references in the
        Original Lease to the "Premises" shall be deemed to include the 18th Floor Premises for all purposes of the Lease. With respect to the 18th Floor Premises only, all references in the Original Lease to "term" or "term of this Lease" or words of similar import shall be deemed to refer to the term of the leasing of the 18th Floor Premises (i.e., the portion of the term from and after the 18th Floor Premises Commencement Date).

             (vii) The provisions of Section 5.1 of the Original Lease shall not apply to the 18th Floor Premises but shall remain applicable to the Premises. The following shall apply to the 18th Floor Premises:

                (A) Landlord shall redistribute or furnish electricity to or for the use of Tenant in the 18th Floor Premises for the operation of Tenant's electrical systems and equipment in the 18th Floor Premises, at a level sufficient to accommodate a demand load of six watts per usable square foot of office space in the 18th Floor Premises. An estimated charge for such electricity of $48,066 ($3.00 per rentable square foot) (the "Electrical Inclusion Factor") is included in fixed rent in respect of the 18th Floor Premises on a so-called "rent inclusion" basis; however, the value to Tenant of such service may not be fully reflected in fixed rent in respect of the 18th Floor Premises. Accordingly, Tenant agrees that following the commencement of Tenant's ordinary business activities in the 18th Floor Premises, Landlord may cause an independent electrical engineer or electrical consulting firm selected by Landlord ("Landlord's Consultant") to make a determination, certified in writing to Landlord and Tenant, of the full value of the electrical service supplied to the 18th Floor Premises, based upon a survey indicating the lighting load, office equipment and all other electrical usage by Tenant in the 18th Floor Premises. Thereafter, Landlord may, at any time and from time to time, at its sole option, cause Landlord's Consultant to make subsequent determinations of the then full value of the electrical service supplied to the 18th Floor Premises on the basis set forth in the immediately preceding sentence. If Landlord's Consultant determines that the full value of the electrical service supplied to 18th Floor Premises exceeds the Electrical Inclusion Factor, as increased from time to time in accordance with this Section 2(c)(vii), then, upon notice to Tenant, fixed rent in respect of the 18th Floor Premises and the Electrical Inclusion Factor shall be increased to reflect the full value, on an annual basis, of such increased electrical usage by Tenant in the 18th Floor Premises. Any increase in fixed rent in respect of the 18th Floor Premises and the Electrical Inclusion Factor shall be effective as of the date of the increase in Tenant's electrical usage at the 18th Floor Premises, as determined by the survey, and Tenant's liability therefor shall be retroactive to such date. The computation of the Electrical Inclusion Factor under this Section 2(c)(vii) is intended to constitute a formula for an agreed rental adjustment and may or may not constitute an actual reimbursement to Landlord for the electrical service supplied to Tenant pursuant to the Lease. If any tax is imposed on Landlord's receipts or income from the redistribution, furnishing, or sale of electricity to Tenant as provided for above (other than a general tax on corporate income not specific to the provision of electricity), whether based on the Electrical Inclusion Factor or any increase therein provided for above, or otherwise, Tenant shall reimburse Landlord for such tax, if and to the extent permitted by law. All electricity used during the performance of cleaning services, or the making of any Alterations or restorative work in the 18th Floor Premises, or the operation of any supplemental or special air-conditioning systems serving the 18th Floor Premises, shall be paid for by Tenant.

                (B) Wherever in this Section 2(c)(vii) Landlord is given the right to cause Landlord's Consultant to make a determination of the full value of the annual electric services supplied to Tenant in the 18th Floor Premises, Tenant shall have the right (i) to dispute such determination by notice delivered to Landlord within 20 days after notice to Tenant of such determination (time being of the essence as to such date), and (ii) to designate in such notice an independent electrical engineer or electrical consulting firm ("Tenant's Consultant") to make, at Tenant's sole cost and expense, a determination of the full value of the electrical service supplied to the

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           18th Floor Premises, using the same method used by Landlord's
           Consultant as set forth in Section 2(c)(vii)(A) hereof. If Tenant's Consultant determines that Tenant's electrical usage at the 18th Floor Premises is less than that determined by Landlord's Consultant (or if Tenant's Consultant otherwise disputes the conclusions of Landlord's Consultant) and such consultants are unable to reach agreement within 10 days following notice to Landlord of the determination by Tenant's Consultant, then Landlord's Consultant and Tenant's Consultant shall jointly appoint a third electrical engineer or consulting firm to conduct a survey to determine Tenant's electrical usage in the 18th Floor Premises. The determination by such third electrical engineer or consulting firm shall be final and the costs of such determination shall be borne by the unsuccessful party (and if both parties are partially successful, the third electrical engineer shall apportion the costs between the parties based on the degree of success of each party). Pending such final determination, Tenant shall pay to Landlord the Electrical Inclusion Factor determined by Landlord's Consultant. Following a final determination pursuant to the terms hereof, Tenant shall pay to Landlord the amount of any underpayment by Tenant, or Landlord shall credit to Tenant the amount of any overpayment by Tenant. If Tenant shall fail to dispute the initial determination of Landlord's Consultant within the above-described 20-day period, then such determination shall be deemed to be final and binding on Landlord and Tenant.

                (C) If Landlord's cost of electricity increases or decreases after the 18th Floor Commencement Date for any reason whatsoever, then the Electrical Inclusion Factor shall be increased or decreased, as the case may be, in the same percentage for the remainder of the 18th Floor Term. Landlord's Consultant shall determine the percentage for the changes in the Electrical Inclusion Factor resulting from any change in Landlord's cost of electricity. Landlord shall notify Tenant of any such changes and any such increase or decrease in fixed rent in respect of the 18th Floor Premises and the Electrical Inclusion Factor shall be effective as of the date of such increase or decrease in Landlord's cost of electricity, and Tenant's liability therefor shall be retroactive to such date. Notwithstanding anything set forth herein to the contrary, the Electrical Inclusion Factor shall in no event be decreased below the amount set forth in Section 2(c)(vii)(A) hereof.

                (D) Landlord shall have the option at any time after the 18th Floor Commencement Date of installing submeters in the 18th Floor Premises, the expense of which shall be shared equally between Landlord and Tenant, to measure Tenant's electrical consumption. If Landlord exercises such option, fixed rent in respect of the 18th Floor Premises shall be reduced by an amount equal to the Electrical Inclusion Factor in effect as of commencement of the operation of such submeters, and Tenant shall pay to Landlord, from time to time, but no more frequently than monthly, for its consumption of electricity at the 18th Floor Premises, a sum equal to 109% of the product obtained by multiplying (i) the Cost Per Kilowatt Hour (as hereinafter defined), and (ii) the actual number of kilowatt hours of electric current consumed by Tenant at the 18th Floor Premises in such billing period. If any tax is imposed upon Landlord's receipts from the sale or resale of electricity to Tenant, Tenant shall pay such tax if and to the extent permitted by law as if Tenant were the ultimate consumer of such electricity. "Cost Per Kilowatt Hour" shall mean (a) the total cost for electricity incurred by Landlord to service the Building during a particular billing period (including energy charges, demand charges, surcharges, time-of-day charges, fuel adjustment charges, rate adjustment charges, taxes, rebates and any other factors used by the public utility company or other provider in computing its charges to Landlord) during such period, divided by (b) the total kilowatt hours purchased by Landlord to provide electricity to the Building during such period Where more than one meter measures the electricity to Tenant at the 18th Floor Premises, the electricity measured by each meter shall be computed and billed separately in accordance with the provisions set forth above. Bills for such amounts shall be rendered to Tenant at such times as Landlord may elect.

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                (E) If Landlord shall discontinue the furnishing of electric current to the 18th Floor Premises pursuant to Section 5.2 of the Lease, then the fixed rent in respect of the 18th Floor Premises shall be reduced by an amount equal to the Electric Inclusion Factor.

             (vii) The following provisions of the Original Lease shall not be applicable to the leasing of the 18th Floor Premises: Section 20.2 and Articles Twenty-Seven, Thirty, Thirty-One and Thirty-Two.

          3.  Modifications.  Effective as of the 18th Floor Commencement Date
     Section 7.2.3 of the Original Lease is amended by inserting the following sentence at the end thereof:

             "The term "Applicable Rental Rate" as used in this Article with respect to the 18th Floor Premises only shall mean (x) $68.00 per annum for the period commencing on the 18th Floor Premises Commencement Date (as defined in the Sixth Amendment hereto) and ending on October 31, 2006, both dates inclusive, and (y) $73.00 per annum for the period commencing on November 1, 2006 and ending on the 18th Floor Expiration Date (as defined in the Sixth Amendment hereto), both dates inclusive."

          4. Brokerage. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Amendment other than Tishman Speyer Properties, L.P. ("TSP") and Colliers ABR, Inc. (the "Broker") and that, to the best of its knowledge, no other broker negotiated this Amendment or is entitled to any fee or commission in connection herewith. Landlord shall pay TSP and Broker any commissions which they may be due in connection with this Amendment pursuant to separate agreements. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than TSP or Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment, or the above representation being false. The provisions of this Section 4 shall survive the expiration or earlier termination of the term of the Lease.

          5. Representations and Warranties. Tenant represents and warrants to Landlord that, as of the date hereof, (a) the Original Lease is in full force and effect and has not been modified except pursuant to this Amendment; (b) to the best of Tenant's knowledge, there are no defaults existing under the Lease; (c) to the best of Tenant's knowledge, there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease; (d) this Amendment has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant; (e) Landlord has paid all amounts and performed all work required to be paid or performed under the Lease in connection with Tenant's initial occupancy of the Premises under the Lease; and (f) to the best of Tenant's knowledge, Landlord is not in default of any of its obligations or covenants under the Lease.

          6. Nondisturbance Agreement. Landlord hereby agrees to use reasonable efforts to obtain for Tenant, at no cost to Landlord, a subordination, non-disturbance and attornment agreement (an "SNDA") from all existing Mortgagees, in the standard form customarily employed by such Mortgagees, provided that Landlord shall have no liability to Tenant, and the subordination of the Lease to any Mortgage shall not be affected, in the event that it is unable to obtain any such agreements.

          7. Miscellaneous. (a) Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Original Lease and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Amendment and the terms of the Original Lease, the terms of this Amendment shall be controlling and prevail.

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          (b) This Amendment contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

          (c) This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

          (d) This Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have delivered a fully executed counterpart of this Amendment to Tenant.

          (e) This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.

          (f) This Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

          (g) The captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.

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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

                                          LANDLORD:

                                          RCPI LANDMARK PROPERTIES, L.L.C.
                                          By: Tishman Speyer Properties, L.P.,
                                          its Agent

                                          By:     /s/ ROBERT J. SPEYER
                                            ------------------------------------
                                                  Name: Robert J. Speyer
                                                 Title: Managing Director

                                          TENANT:

                                          LEVIN MANAGEMENT CO., INC.
                                          By:      /s/ GLENN A. AIGEN
                                            ------------------------------------
                                                   Name: Glenn A. Aigen
                                          Title: Senior Vice President and Chief
                                                    Financial Officer

The undersigned acknowledges and
agrees that the terms and conditions
contained in the Original Lease, as
amended by the above Amendment, are
considered part of the obligations
guaranteed by the undersigned pursuant
to that certain Guaranty executed on
July 31, 1996, and the undersigned
hereby confirms that its obligations
under such Guaranty are ratified and
shall remain and continue in full
force and effect with respect to the
Lease.

JOHN A. LEVIN & CO.

By:        /s/ NORRIS NISSIM
    ----------------------------------
         Name: Norris Nissim
  Title: Vice President and General
                   Counsel

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

                                                                       EXHIBIT A

                         18TH FLOOR PREMISES FLOOR PLAN

     The floor plan that follows is intended solely to identify the general location of the 18th Floor Premises of the Building and should not be used for any other purpose. All areas, dimensions, and locations are approximate, and any physical conditions indicated may not exist as shown.

                                  See Attached